UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant  ☒

Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a12

MARKFORGED HOLDING CORPORATION

(Exact name of registrant as specified in its charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a6(i)(1) and 011.

MARKFORGED HOLDING CORPORATION

480 Pleasant Street, Watertown, Massachusetts 02472

Dear Markforged Stockholder:

I am pleased to invite you to attend the 2022 Annual Meeting of Stockholders, or the Annual Meeting, of Markforged Holding Corporation, or Markforged, to be held online on June 21, 2022, at 9 a.m. Eastern Time. You may attend the meeting virtually via the Internet at www.virtualshareholdermeeting.com/MKFG2022, where you will be able to vote electronically and submit questions. Details regarding the meeting and the business to be conducted are more fully described in the accompanying Notice of 2022 Annual Meeting of Stockholders and Proxy Statement.

Pursuant to the Securities and Exchange Commission rules that allow issuers to furnish proxy materials to stockholders over the Internet, we are posting the proxy materials on the Internet and delivering a notice of the Internet availability of the proxy materials. On or about April 29, 2022, we will begin mailing to our stockholders a Notice of Internet Availability of Proxy Materials, or the Notice, containing instructions on how to access online or request a printed copy of our Proxy Statement for the 2022 Annual Meeting of Stockholders and our Annual Report on Form 10-K for the year ended December 31, 2021.

Your vote is important. Whether or not you plan to attend the Annual Meeting, I hope you will vote as soon as possible. You may vote over the Internet, by telephone or virtually in person at the Annual Meeting or, if you requested printed copies of proxy materials, you also may vote by mailing a proxy card. Please review the instructions on the Notice or on the proxy card regarding your voting options.

Thank you for being a Markforged stockholder. We look forward to seeing you at our Annual Meeting.

Sincerely,

/s/ Shai Terem

Shai Terem

Chief Executive Officer

YOUR VOTE IS IMPORTANT

In order to ensure your representation at the meeting, whether or not you plan to attend the meeting, please vote your shares as promptly as possible by following the instructions on your Notice or, if you requested printed copies of your proxy materials, by following the instructions on your proxy card. Your vote will help to ensure the presence of a quorum at the meeting, meaning that your shares are represented at the Annual Meeting. If you hold your shares through a broker, your broker is not permitted to vote on your behalf on the election of directors unless you provide specific instructions to the broker by completing and returning any voting instruction form that the broker provides (or following any instructions that allow you to vote your broker-held shares via telephone or the Internet). For your vote to be counted, you will need to communicate your vote before the date of the Annual Meeting. Voting your shares in advance will not prevent you from attending the Annual Meeting, revoking your earlier submitted proxy, or voting your stock virtually at the Annual Meeting.

MARKFORGED HOLDING CORPORATION

480 Pleasant Street, Watertown, Massachusetts 02472

NOTICE OF 2022 VIRTUAL ANNUAL MEETING OF STOCKHOLDERS

To be held June 21, 2022

Notice is hereby given that Markforged Holding Corporation will hold its 2022 Annual Meeting of Stockholders, or the Annual Meeting, online on June 21, 2022 at 9:00 a.m. Eastern Time, for the following purposes:

•

To elect three Class I directors, Edward Anderson, Michael Medici and Antonio Rodriguez, to hold office until the 2025 annual meeting of stockholders and until their successors are duly elected and qualified, subject to their earlier resignation or removal;

•	To ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2022; and

•	To transact any other business that properly comes before the Annual Meeting (including adjournments and postponements thereof).

Our board of directors recommends that you vote “FOR” the director nominees named in Proposal No. 1, and “FOR” the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm as described in Proposal No. 2.

Only stockholders of record at the close of business on April 22, 2022 are entitled to notice of and to vote at the Annual Meeting as set forth in the Proxy Statement. You may attend, vote and participate at the Annual Meeting by visiting www.virtualshareholdermeeting.com/MKFG2022 and entering the 16-digit control number included in the Notice of Internet Availability of Proxy Materials, on the proxy card, or in the instructions included with the proxy materials dated April 29, 2022. You are entitled to attend the Annual Meeting only if you were a stockholder as of the close of business on April 22, 2022 or hold a valid proxy for the Annual Meeting. If you are a stockholder of record or hold shares through a broker, trustee, or nominee, your ownership as of the record date will be verified prior to admittance into the meeting. Access to the webcast will begin at 8:00 a.m. Eastern Time on June 21, 2022. For instructions on how to vote your shares, please refer to the instructions on the Notice of Availability of Proxy Materials you received in the mail, the section titled “How do I vote?” beginning on page 2 of this Proxy Statement or, if you requested to receive printed proxy materials, your enclosed proxy card.

By Order of the Board of Directors,

/s/ Stephen Karp

Stephen Karp

General Counsel

Watertown, Massachusetts

April 29, 2022

Page

PROXY STATEMENT	1
GENERAL INFORMATION	2
PROPOSAL NO. 1 - ELECTION OF CLASS I DIRECTORS	5
PROPOSAL NO. 2 - RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS MARKFORGED’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2022	10
CORPORATE GOVERNANCE	12
CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS	25
PRINCIPAL STOCKHOLDERS	26
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE	29
REPORT OF THE AUDIT COMMITTEE	30
HOUSEHOLDING	31
STOCKHOLDER PROPOSALS	31
OTHER MATTERS	32

MARKFORGED HOLDING CORPORATION

480 Pleasant Street, Watertown, Massachusetts 02472

PROXY STATEMENT

FOR THE 2022 VIRTUAL ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD JUNE 21, 2022

This proxy statement contains information about the 2022 Annual Meeting of Stockholders, or the Annual Meeting, of Markforged Holding Corporation, which will be held online on June 21, 2022, at 9:00 a.m. Eastern Time. You may attend the meeting virtually via the Internet at www.virtualshareholdermeeting.com/MKFG2022, where you will be able to vote electronically and submit questions. The board of directors of Markforged Holding Corporation is using this proxy statement to solicit proxies for use at the Annual Meeting. In this proxy statement, the terms “Markforged,” “we,” “us,” and “our” refer to Markforged Holding Corporation. The mailing address of our principal executive offices is Markforged Holding Corporation, 480 Pleasant Street, Watertown, Massachusetts 02472.

All properly submitted proxies will be voted in accordance with the instructions contained in those proxies. If no instructions are specified, the proxies will be voted in accordance with the recommendation of our board of directors with respect to each of the matters set forth in the accompanying Notice of Meeting. You may revoke your proxy at any time before it is exercised at the meeting by giving our corporate secretary written notice to that effect.

We made this proxy statement and our Annual Report to Stockholders for the fiscal year ended December 31, 2021 available to stockholders on April 29, 2022.

We are an “emerging growth company” under applicable federal securities laws and therefore permitted to conform with certain reduced public company reporting requirements. As an emerging growth company, we provide in this proxy statement the scaled disclosure permitted under the Jumpstart Our Business Startups Act of 2012 (the JOBS Act), including the compensation disclosures required of a “smaller reporting company,” as that term is defined in Rule 12b2 promulgated under the Securities Exchange Act of 1934, as amended (the Exchange Act). In addition, as an emerging growth company, we are not required to conduct votes seeking approval, on an advisory basis, of the compensation of our named executive officers or the frequency with which such votes must be conducted. We will remain an “emerging growth company” until the earliest of: (i) December 31, 2025; (ii) the last day of the fiscal year in which our total annual gross revenue is equal to or more than $1.07 billion; (iii) the date on which we have issued more than $1.0 billion in nonconvertible debt during the previous three years; or (iv) the date on which we are deemed to be a large accelerated filer under the rules of the Securities and Exchange Commission. Even after we are no longer an “emerging growth company,” we may remain a “smaller reporting company.”

Important Notice Regarding the Availability of Proxy Materials for

the 2022 Annual Meeting of Stockholders to be Held on June 21, 2022:

This proxy statement and our 2022 Annual Report to Stockholders are available for viewing, printing and downloading at www.proxyvote.com.

A copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2021, as filed with the Securities and Exchange Commission (SEC), except for exhibits, will be furnished without charge to any stockholder upon written request to Markforged Holding Corporation, 480 Pleasant Street, Watertown, Massachusetts 02472, Attention: Corporate Secretary or by email to investors@markforged.com. This proxy statement and our Annual Report on Form 10-K for the fiscal year ended December 31, 2021 are also available on the SEC’s website at www.sec.gov.

MARKFORGED HOLDING CORPORATION

PROXY STATEMENT

FOR THE 2022 VIRTUAL ANNUAL MEETING OF STOCKHOLDERS

GENERAL INFORMATION

When are this proxy statement and the accompanying materials scheduled to be sent to stockholders?

We have elected to provide access to our proxy materials to our stockholders via the Internet. Accordingly, on or about April 29, 2022, we will begin mailing a Notice of Internet Availability of Proxy Materials, or Notice. Our proxy materials, including the Notice of 2022 Annual Meeting of Stockholders, this proxy statement and the accompanying proxy card or, for shares held in street name (i.e., held for your account by a broker or other nominee), a voting instruction form, and the 2022 Annual Report to Stockholders, or 2022 Annual Report, will be mailed or made available to stockholders on the Internet on or about the same date.

Why did I receive a Notice of Internet Availability of Proxy Materials instead of a full set of proxy materials?

Pursuant to rules adopted by the Securities and Exchange Commission, or SEC, for most stockholders, we are providing access to our proxy materials over the Internet rather than printing and mailing our proxy materials. We believe following this process will expedite the receipt of such materials and will help lower our costs and reduce the environmental impact of our annual meeting materials. Therefore, the Notice was mailed to holders of record and beneficial owners of our common stock starting on or about April 29, 2022. The Notice provides instructions as to how stockholders may access and review our proxy materials, including the Notice of 2022 Annual Meeting of Stockholders, this proxy statement, the proxy card and our 2022 Annual Report, on the website referred to in the Notice or, alternatively, how to request that a copy of the proxy materials, including a proxy card, be sent to them by mail. The Notice also provides voting instructions. In addition, stockholders of record may request to receive the proxy materials in printed form by mail or electronically by e-mail on an ongoing basis for future stockholder meetings. Please note that, while our proxy materials are available at the website referenced in the Notice, and our Notice of 2022 Annual Meeting of Stockholders, this proxy statement and our 2022 Annual Report are available on our website, no other information contained on either website is incorporated by reference in or considered to be a part of this proxy statement.

Who is soliciting my vote?

Our Board of Directors is soliciting your vote for the Annual Meeting.

When is the record date for the Annual Meeting?

The record date for determination of stockholders entitled to vote at the Annual Meeting was the close of business on April 22, 2022.

How many votes can be cast by all stockholders?

There were 187,917,406 shares of our common stock, par value $0.0001 per share, outstanding on April 22, 2022, all of which are entitled to vote with respect to all matters to be acted upon at the Annual Meeting. Each stockholder of record is entitled to one vote for each share of our common stock held by such stockholder. None of our shares of preferred stock were outstanding as of April 22, 2022.

How do I vote?

Virtually In Person

If you are a stockholder of record, you may vote virtually in person at the Annual Meeting. You may attend the Annual Meeting virtually via the internet at www.virtualshareholdermeeting.com/MKFG2022 and you may vote during the meeting. Access to the webcast will begin at 8:00 a.m. Eastern Time on June 21, 2022. In order to be able to attend the Annual Meeting, you will need the 16-digit control number, provided in the Notice of Internet Availability of Proxy Materials, on the proxy card, or in the instructions included with the proxy materials dated April 29, 2022. If you hold your shares through a bank or broker and wish to vote in person at the meeting, you must obtain a valid proxy from the firm that holds your shares.

By Proxy

If you do not wish to vote virtually in person or will not be attending the Annual Meeting, you may vote by proxy. You can vote by proxy over the Internet by following the instructions provided in the Notice, or, if you requested printed copies of the proxy materials by mail, you can vote by mailing your proxy as described in the proxy materials. In order to be counted, proxies submitted by Internet or phone must be received by the cutoff time of 11:59 p.m. Eastern Time on June 20, 2022. Proxies submitted by mail must be received before the start of the Annual Meeting.

If you complete and submit your proxy before the Annual Meeting, the persons named as proxies will vote the shares represented by your proxy in accordance with your instructions. If you submit a proxy without giving voting instructions, your shares will be voted in the manner recommended by the Board of Directors on all matters presented in this proxy statement, and as the persons named as proxies may determine in their discretion with respect to any other matters properly presented at the Annual Meeting. You may also authorize another person or persons to act for you as proxy in a writing, signed by you or your authorized representative, specifying the details of those proxies’ authority. The original writing must be given to each of the named proxies, although it may be sent to them by electronic transmission if, from that transmission, it can be determined that the transmission was authorized by you.

If any other matters are properly presented for consideration at the Annual Meeting, including, among other things, consideration of a motion to adjourn the Annual Meeting to another time or place (including, without limitation, for the purpose of soliciting additional proxies), the persons named in your proxy and acting thereunder will have discretion to vote on those matters in accordance with their best judgment. We do not currently anticipate that any other matters will be raised at the Annual Meeting.

By Internet or by Phone

You may vote over the internet or by telephone by following the instructions provided on the Notice.

How do I revoke my proxy?

You may revoke your proxy by (1) following the instructions on the Notice and entering a new vote by mail that we receive before the start of the Annual Meeting or over the Internet or by phone by the cutoff time of 11:59 p.m. Eastern Time on June 20, 2022, (2) attending and voting virtually at the Annual Meeting (although attendance at the Annual Meeting will not in and of itself revoke a proxy), or (3) by filing an instrument in writing revoking the proxy or another duly executed proxy bearing a later date with our Corporate Secretary. Any written notice of revocation or subsequent proxy card must be received by our Corporate Secretary prior to the taking of the vote at the Annual Meeting. Such written notice of revocation or subsequent proxy card should be hand delivered to our Corporate Secretary or sent to our principal executive offices at Markforged Holding Corporation 480 Pleasant Street, Watertown, Massachusetts 02472, Attention: Corporate Secretary.

If a broker, bank, or other nominee holds your shares, you must contact such broker, bank, or nominee in order to find out how to change your vote.

How is a quorum reached?

Our bylaws provide that a majority of the shares entitled to vote, present in person or by remote communication, or represented by proxy, will constitute a quorum for the transaction of business at the Annual Meeting.

Under the General Corporation Law of the State of Delaware, shares that are voted “abstain” or “withheld” and broker “non-votes” are counted as present for purposes of determining whether a quorum is present at the Annual Meeting. If a quorum is not present, the meeting may be adjourned until a quorum is obtained.

How is the vote counted?

Under our bylaws, any proposal other than an election of directors is decided by a majority of the votes properly cast for and against such proposal, except where a larger vote is required by law or by our certificate of incorporation or bylaws. Abstentions and broker “non-votes” are not included in the tabulation of the voting results on any such proposal and, therefore, do not have an impact on such proposals. A broker “non-vote” occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received instructions from the beneficial owner.

If your shares are held in “street name” by a brokerage firm, your brokerage firm is required to vote your shares according to your instructions. If you do not give instructions to your brokerage firm, the brokerage firm will still be able to vote your shares with respect to certain “discretionary” item, but will not be allowed to vote your shares with respect to “non-discretionary” items. Proposal No. 1 is a “non-discretionary” item. If you do not instruct your broker how to vote with respect to this proposal, your broker may not vote for this proposal, and those votes will be counted as broker “non-votes.” Proposal No. 2 is considered to be a discretionary item, and your brokerage firm will be able to vote on this proposal even if it does not receive instructions from you.

To be elected, the directors nominated via Proposal No. 1 must receive a plurality of the votes properly cast on the election of directors, meaning that the director nominees receiving the most votes will be elected. Shares voting “withheld” have no effect on the election of directors.

Who pays the cost for soliciting proxies?

We are making this solicitation and will pay the entire cost of preparing and distributing the Notice and our proxy materials and soliciting votes. If you choose to access the proxy materials or vote over the Internet, you are responsible for any Internet access charges that you may incur. Our officers and employees may, without compensation other than their regular compensation, solicit proxies through further mailings, personal conversations, facsimile transmissions, e-mails, or otherwise. We have hired Broadridge Financial Solutions, Inc. to assist us in the distribution of proxy materials. Proxy solicitation expenses that we will pay include those for preparation, mailing, returning, and tabulating the proxies.

How can I know the voting results?

We plan to announce preliminary voting results at the Annual Meeting and will publish final results in a Current Report on Form 8-K to be filed with the SEC within four business days following the Annual Meeting.

PROPOSAL NO. 1 - ELECTION OF CLASS I DIRECTORS

Our board of directors currently consists of eight members. In accordance with the terms of our certificate of incorporation and bylaws, our board of directors is divided into three classes, Class I, Class II and Class III, with members of each class serving staggered three-year terms. The members of the classes are divided as follows:

•	the Class I directors are Edward Anderson, Michael Medici and Antonio Rodriguez and their terms will expire at the Annual Meeting;

•	the Class II directors are Paul Milbury and Shai Terem, and their terms will expire at the annual meeting of stockholders to be held in 2023; and

•	the Class III directors are Kevin Hartz, Carol Meyers and Alan Masarek, and their terms will expire at the annual meeting of stockholders to be held in 2024.

Upon the expiration of the term of a class of directors, directors in that class will be eligible to be elected for a new three-year term at the annual meeting of stockholders in the year in which their term expires.

Our board of directors has nominated Edward Anderson, Michael Medici and Antonio Rodriguez for election as the Class I directors at the Annual Meeting. The nominees are presently directors and have indicated a willingness to continue to serve as directors, if elected. If the nominees become unable or unwilling to serve, however, the proxies may be voted for a substitute nominee selected by our board of directors.

Nominees for Election as Class I Directors

The following table identifies our directors and sets forth their principal occupation and business experience during the last five years and their ages as of June 1, 2022.

Name	Positions and Offices Held with Markforged	Director Since	Age
Edward Anderson	Director	2021	72
Michael Medici	Director	2021	43
Antonio Rodriguez	Director	2021	47

Edward Anderson has served on our board of directors since July 2021, and served as a director on the MarkForged, Inc. board of directors from September 2015 until July 2021. Since June 1994, Mr. Anderson has served as the Founder and a Managing Partner of North Bridge Venture Partners, a venture capital firm. Mr. Anderson currently serves on the board of directors of Lyra Therapeutics, Inc. and Couchbase, Inc., and has previously served on the boards of several privately held companies. Mr. Anderson holds a B.F.A. from the University of Denver and an M.B.A. from Columbia University Graduate School of Business. We believe that Mr. Anderson’s extensive experience in venture capital investments qualifies him to serve on our board of directors.

Michael Medici has served as a member of our board of directors since July 2021 and served as a director on the MarkForged, Inc. board of directors from March 2019 until July 2021. Mr. Medici is a Managing Director of Summit Partners, L.P., where he has been employed since March 2005, and serves or has served as a director of several private companies. Mr. Medici has a B.S. in Finance and International Business from Georgetown University. We believe that Mr. Medici’s extensive financial and industry experience qualify him to serve on our board of directors.

Antonio Rodriguez has served on our board of directors since July 2021 and served as a director of MarkForged, Inc. from May 2014 until July 2021. Mr. Rodriguez is Partner at Matrix Partners, a role he has held since 2010.

Prior to joining Matrix Partners, Mr. Rodriguez was Chief Technology Officer of HP Inc.’s Consumer Imaging and Printing Division. In 2005, Mr. Rodriguez co-founded Tabblo, which was sold to HP Inc. in 2007. Mr. Rodriguez holds an A.B. from Harvard University and an M.B.A. from Stanford University. We believe that Mr. Rodriguez’ extensive experience in investments in technology companies qualifies him to serve on our board of directors.

The proxies will be voted in favor of the above nominees unless a contrary specification is made in the proxy. The nominees have consented to serve as our directors if elected. However, if the nominees are unable to serve or for good cause will not serve as a director, the proxies will be voted for the election of such substitute nominee as our board of directors may designate.

The board of directors recommends voting “FOR” the election of Edward Anderson, Michael Medici and Antonio Rodriguez as the Class I directors, to serve for a three-year term ending at the annual meeting of stockholders to be held in 2025.

Directors Continuing in Office

The following table identifies our directors continuing in office and sets forth their principal occupation and business experience during the last five years and their ages as of June 1, 2022.

Name	Positions and Offices Held with Markforged	Director Since	Class and Year in Which Term Will Expire	Age
Shai Terem	Director, President, and Chief Executive Officer	2021	Class II - 2023	44
Paul Milbury	Director	2021	Class II - 2023	74
Kevin Hartz	Director	2021	Class III - 2024	52
Carol Meyers	Director	2021	Class III - 2024	61
Alan Masarek	Director and Chairman of the Board	2021	Class III - 2024	61

Class II Directors (Term Expires at 2023 Annual Meeting)

Shai Terem has been our President and Chief Executive Officer and a member of our board of directors since July 2021. Mr. Terem has also served as President, Chief Executive Officer, and director of MarkForged, Inc. from October 2020 until July 2021. Mr. Terem previously served as our President and Chief Operating Officer from December 2019 to October 2020. Prior to that, Mr. Terem was President, Americas at Kornit Digital Ltd. from May 2017 to December 2019. Mr. Terem was VP of Finance & Operations, Americas at Stratasys from January 2015 to April 2017. Mr. Terem served in the Israeli Defense Forces from January 1997 to December 2007, reaching the rank of Lieutenant Commander. He has a B.A. in Economics from Tel Aviv University and an M.B.A. from The University of Chicago – Booth School of Business.

Paul Milbury has served on our board of directors since July 2021 and served as a director of MarkForged, Inc. from May 2019 until July 2021. Since May 2010, Mr. Milbury has served on the board of Infinera Corporation, where he is Chair of the Audit Committee. Mr. Milbury was also a Director and Chair of the Audit Committee for Gigamon Inc. (NYSE:GIMO) from January 2014 to December 2017. From July 2011 to March 2017, Mr. Milbury served as Director and Audit Committee Chair of Accedian Networks Inc. From October 2014 to February 2017, Mr. Milbury was Director and Audit Committee Chair of SimpliVity Corporation. Mr. Milbury holds a B.B.A. and an M.B.A. from the University of Massachusetts, Amherst. We believe that Mr. Milbury’s extensive financial expertise qualifies him to serve on our board of directors.

Class III Directors (Term Expires at 2024 Annual Meeting)

Kevin E. Hartz has served as a member of our board of directors since July 2021. Prior to joining our board, Mr. Hartz was the Chief Executive Officer, Co-Founder and a member of the board of directors of AONE since its formation in July 2020. He currently serves as the Chairman of the board of directors and has served on the board of directors of Eventbrite, LLC, a global self-service ticketing platform, since October 2005. From September 2016 until June 2018, Mr. Hartz served as a partner and entrepreneur in residence at Founders Fund, a venture capital investment fund. From October 2005 to September 2016, Mr. Hartz served as the Chief Executive Officer of Eventbrite, LLC. From 2001 to 2015, Mr. Hartz co-founded and held various roles at Xoom Corporation, a publicly-traded payments processing company that was sold to PayPal in 2015, including serving as its Chief Executive Officer from 2001 to 2005 and director from 2001 to 2015. Mr. Hartz holds a M.S. degree in History from Oxford University and a B.A. and B.S. in History and Applied Earth Science from Stanford University. We believe that Mr. Hartz’s broad operational and transactional experience makes him well qualified to serve on our board of directors.

Carol Meyers has served on our board of directors since July 2021. Ms. Meyers has served as a venture partner at Glasswing Ventures, LLC, a venture capital firm that invests in artificial intelligence and technology startups, since October 2020. She served as Chief Marketing Officer of Rapid7, a cybersecurity analytics and automation company, from December 2011 to December 2019, as Senior Vice President and Chief Marketing Officer at

LogMeIn, Inc. from 2008 to 2010, and Senior Vice President and Chief Marketing Officer at Unica Corporation from 1999 to 2007. Ms. Meyers has served on the boards and audit committees of Zipwhip, Inc., a business-texting software and API provider, since July 2020, and Hear.com, the world’s largest online provider of medical-grade hearing aids, since April 2021. She served on the board of directors of Emarsys eMarketing Systems AG, a global provider of marketing automation software, from March 2016 to November 2020, when it was acquired by SAP SE. She also served on the board of directors of Mineral Tree, Inc., a provider of accounts payable and payment automation solutions, from July 2014 to March 2019. Ms. Meyers holds a B.S. in finance from Fairfield University and is a graduate of the General Electric Financial Management Program. We believe that Ms. Meyers’ broad operational and board governance experience makes her well qualified to serve on our board of directors.

Alan Masarek has served on our board of directors since July 2021. Mr. Masarek served as Chief Executive Officer and a member of the Board of Directors of Vonage (NASDAQ: VG) from November 2014 to June 30, 2020. Mr. Masarek came to Vonage from Google, Inc., where he was Director, Chrome & Apps from June 2012 until October 2014, following the acquisition of his prior company, Quickoffice, Inc. Mr. Masarek was Co-founder and CEO of Quickoffice, Inc. Mr. Masarek serves as a Director of Wejo Group Limited (NASDAQ: WEJO) and Chairman of the Boards of privately held SalesIntel, Inc. and CircleBack, Inc. Mr. Masarek earned his M.B.A. from Harvard Business School and his B.B.A. from the University of Georgia. We believe Mr. Masarek is qualified to serve on our Board of Directors due to his extensive industry and board experience.

There are no family relationships between or among any of our directors or executive officers. The principal occupation and employment during the past five years of each of our directors was carried on, in each case except as specifically identified above, with a corporation or organization that is not a parent, subsidiary or other affiliate of us. There is no arrangement or understanding between any of our directors and any other person or persons pursuant to which he or she is to be selected as a director. There are no material legal proceedings to which any of our directors is a party adverse to us or any of our subsidiaries or in which any such person has a material interest adverse to us or any of our subsidiaries.

Executive Officers Who Are Not Directors

The following table identifies our executive officers and sets forth their current positions at Markforged and their ages as of June 1, 2022.

Name	Position Held with Markforged	Officer Since	Age
Mark Schwartz	Chief Financial Officer	2021	55
Stephen Karp	General Counsel	2021	47

Mark Schwartz has served as our Chief Financial Officer since July 2021, and as MarkForged, Inc.’s Chief Financial Officer from April 2021 to July 2021. Mr. Schwartz previously served as Chief Financial Officer of Trax Technology Solutions PTE Ltd. (“Trax Retail”) from January 2018 through March 2021. Before joining Trax Retail, he was the General Partner at Launchpad Digital Health, LLC from March 2014 to January 2017. Earlier in his career, he served as Chief Financial Officer and Head of Strategy and Corporate Development at Fabrinet from May 2000 to April 2012. Mr. Schwartz holds a J.D. from University of San Diego School of Law and a B.S. in Financing and Accounting from University of Miami.

Stephen Karp has served as our General Counsel since July 2021 and as MarkForged, Inc.’s General Counsel from October 2020 until July 2021. Previously, Mr. Karp served as in-house counsel at Aspen Technology, Inc. from February 2011 through November 2020, most recently as Vice President and Associate General Counsel from October 2019 through November 2020. Prior to AspenTechnology, Inc., Mr. Karp served as Corporate Counsel at Phase Forward Incorporated until the company’s sale to Oracle Corporation in May 2010. Earlier in his career, Mr. Karp served as in-house counsel at IBM and as a corporate associate at the law firm Ropes & Gray LLP. He received a J.D. from Columbia Law School and a B.A. in Political Science and Spanish from Tufts University.

The principal occupation and employment during the past five years of each of our executive officers was carried on, in each case except as specifically identified above, with a corporation or organization that is not a parent, subsidiary or other affiliate of us. There is no arrangement or understanding between any of our executive officers and any other person or persons pursuant to which he was or is to be selected as an executive officer. There are no material legal proceedings to which any of our executive officers is a party adverse to us or any of our subsidiaries or in which any such person has a material interest adverse to us or any of our subsidiaries.

PROPOSAL NO. 2 - RATIFICATION OF THE APPOINTMENT OF

PRICEWATERHOUSECOOPERS LLP

AS MARKFORGED’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE

FISCAL YEAR ENDING DECEMBER 31, 2022

Markforged’s stockholders are being asked to ratify the appointment by the audit committee of the Markforged board of directors of PricewaterhouseCoopers LLP, as Markforged’s independent registered public accounting firm for the fiscal year ending December 31, 2022. PricewaterhouseCoopers LLP has served as independent registered public accounting firm for MarkForged, Inc. since 2019 and for Markforged Holding Corporation since 2021.

The audit committee is solely responsible for selecting Markforged’s independent registered public accounting firm for the fiscal year ending December 31, 2022. Stockholder approval is not required to appoint PricewaterhouseCoopers LLP as Markforged’s independent registered public accounting firm. However, the board of directors believes that submitting the appointment of PricewaterhouseCoopers LLP to the stockholders for ratification is good corporate governance. If the stockholders do not ratify this appointment, the audit committee will reconsider whether to retain PricewaterhouseCoopers LLP. If the selection of PricewaterhouseCoopers LLP is ratified, the audit committee, at its discretion, may direct the appointment of a different independent registered public accounting firm at any time it decides that such a change would be in the best interest of Markforged Holding Corporation and its stockholders.

A representative of PricewaterhouseCoopers LLP is expected to be present at the Annual Meeting and will have an opportunity to make a statement if he or she desires to do so and to respond to appropriate questions from our stockholders.

Markforged incurred the following fees from PricewaterhouseCoopers LLP for the audit of the consolidated financial statements and for other services provided for the fiscal years ended December 31, 2021, with respect to Markforged Holding Corporation, and 2020, with respect to MarkForged, Inc.

	2021	2020
Audit fees (1)	$1,350,000	$1,200,000
Audit related fees (2)	$115,000	$1,665,000
Tax fees (3)	$203,395	$92,702
All other fees	$4,150	—
Total fees	$1,672,545	$2,957,702

(1)

Audit fees consist of fees for professional services performed for the audit of our annual financial statements and the required review of quarterly financial statements and other procedures performed by the independent registered accounting firm in order for them to be able to form an opinion on our consolidated financial statements. These fees also cover services that are normally provided by independent registered accounting firm in connection with statutory and regulatory filings or engagements.

(2)

Audit-related fees consist of fees for assurance and related services that traditionally are performed by independent registered accounting firm that are reasonably related to the performance of the audit or review of the financial statements. Audit related fees in the above table represent fees related SEC filings other than the Form 10-K and Form 10-Q. Audit related fees reported in 2020 include fees related to the SPAC transaction.

(3)

Tax Fees consist of fees for fees for all professional services performed by professional staff in our independent registered accounting firm’s tax division, except those services related to the audit of our financial statements. These include fees for tax compliance, tax planning and tax advice, including federal, state and local issues. Services may also include assistance with tax audits and appeals before the IRS and similar state and local agencies, as well as federal, state and local tax issues related to due diligence.

Audit Committee Pre-approval Policy and Procedures

Our audit committee has adopted policies and procedures relating to the approval of all audit and non-audit services that are to be performed by our independent registered public accounting firm. This policy provides that we will not engage our independent registered public accounting firm to render audit or non-audit services unless the service is specifically approved in advance by our audit committee or the engagement is entered into pursuant to the pre-approval procedure described below.

From time to time, our audit committee may pre-approve specified types of services that are expected to be provided to us by our independent registered public accounting firm during the next 12 months. Any such pre-approval details the particular service or type of services to be provided and is also generally subject to a maximum dollar amount.

During our 2021 and 2020 fiscal years, no services were provided to us by PricewaterhouseCoopers LLP other than in accordance with the pre-approval policies and procedures described above.

The board of directors recommends voting “FOR” Proposal No. 2 to ratify the appointment of PricewaterhouseCoopers LLP as Markforged’s independent registered public accounting firm for the fiscal year ending December 31, 2022.

CORPORATE GOVERNANCE

Director Nomination Process

Our nominating and corporate governance committee is responsible for identifying individuals qualified to become members of our board of directors, consistent with criteria approved by our board, and recommending such persons to be nominated for election as directors, except where we are legally required by contract, law or otherwise to provide third parties with the right to nominate.

The process followed by our nominating and corporate governance committee to identify and evaluate director candidates includes requests for recommendations from non-management directors, the Chief Executive Officer, other executive officers, third-party search firms and any other source the nominating and corporate governance committee deems appropriate. The qualifications, qualities and skills that our nominating and corporate governance committee believes must be met by a committee-recommended nominee for a position on our board of directors are as follows:

•	high standards of personal and professional ethics and integrity;

•	proven achievement and competence in the nominee’s field and the ability to exercise sound business judgment;

•	skills that are complementary to those of the existing board;

•	the ability to assist and support management and make significant contributions to the Company’s success; and

•	an understanding of the fiduciary responsibilities required of a director and a commitment to devote the time and energy necessary to perform those responsibilities.

Any such proposals should be submitted to our corporate secretary at our principal executive offices no later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the one-year anniversary of the date of the preceding year’s annual meeting and should include appropriate biographical and background material to allow the nominating and corporate governance committee to properly evaluate the potential director candidate and the number of shares of our stock beneficially owned by the stockholder proposing the candidate. Stockholder proposals should be addressed to Markforged Holding Corporation, 480 Pleasant Street, Watertown, Massachusetts 02472, Attention: Corporate Secretary. Assuming that biographical and background material has been provided on a timely basis in accordance with our bylaws, any recommendations received from stockholders will be evaluated in the same manner as potential nominees proposed by the nominating and corporate governance committee. If our board of directors determines to nominate a stockholder-recommended candidate and recommends his or her election, then his or her name will be included on our proxy card for the next annual meeting of stockholders. See “Stockholder Proposals” for a discussion of submitting stockholder proposals.

Director Independence

Our board of directors has undertaken a review of the independence of each director. Based on information provided by each director concerning his background, employment and affiliations, our board of directors has determined that each of Edward Anderson, Kevin E. Hartz, Michael Medici, Paul Milbury, Antonio Rodriguez, Carol Meyers and Alan Masarek qualifies as “independent” as defined under applicable SEC rules and NYSE listing standards. In making these determinations, our board of directors considered the current and prior relationships that each non-employee director has with our company and all other facts and circumstances our board of directors deemed relevant in determining their independence and eligibility to serve on the committees of our board of directors, including the transactions involving them described in the section titled “Certain Relationships and Related Party Transactions.”

Board Committees

Our board of directors has established a standing audit committee, a compensation committee, and a nominating and corporate governance committee. Each of the audit committee, compensation committee, and nominating and corporate governance committee operates under a charter that satisfies the applicable standards of the SEC and NYSE. Each such committee reviews its respective charter at least annually. A current copy of the charter for each of the audit committee, compensation committee, and nominating and corporate governance committee is posted on the governance section of our website, https://investors.markforged.com.

Audit Committee

Paul Milbury, Edward Anderson and Michael Medici serve on the audit committee, which is chaired by Mr. Milbury. Our board of directors has determined that each member of the audit committee is “independent” for audit committee purposes as that term is defined in the rules of the SEC and the applicable NYSE rules, and each has sufficient knowledge in financial and auditing matters to serve on the audit committee. Our board of directors has designated Mr. Milbury as an “audit committee financial expert,” as defined under the applicable rules of the SEC. During the fiscal year ended December 31, 2021, the audit committee met three times. The report of the audit committee is included in this proxy statement under “Report of the Audit Committee.” The audit committee’s responsibilities include:

•	selecting and overseeing a qualified firm to serve as the independent registered public accounting firm to audit our financial statements;

•	helping ensure the independence and performance of the independent registered public accounting firm;

•	reviewing and discussing with management and with the independent auditors our annual audited financial statements;

•	overseeing our internal audit function;

•	developing procedures for employees to submit concerns anonymously about questionable accounting or audit matters;

•	reviewing our policies on risk assessment and risk management;

•	reviewing related party transactions; and

•

approving or, as required, pre-approving auditing and permissible non-audit services, other than de minimis non-audit services, and the terms of such services, to be performed by our independent registered public accounting firm.

Compensation Committee

Edward Anderson, Kevin Hartz and Carol Meyers serve on the compensation committee, which is chaired by Mr. Anderson. Our board of directors has determined that each member of the compensation committee meets the requirements of a “non-employee director” pursuant to Rule 16b-3 under the Exchange Act. Our board of directors has determined that each member of the compensation committee is “independent” for compensation committee purposes as that term is defined in the rules of the SEC and the applicable NYSE rules. During the fiscal year ended December 31, 2021, the compensation committee met four times. The compensation committee’s responsibilities include:

•	reviewing our processes and procedures for the consideration and determination of director and executive officer compensation;

•	reviewing and discussing with management any Compensation Discussion and Analysis to be included in our proxy statement or annual report on Form 10-K;

•	preparing the Compensation Committee Report to be included in our proxy statement or annual report on Form 10-K;

•	reviewing and determining awards under equity-based plans, policies and procedures for the grant of equity-based awards, and the size of equity-based plans;

•

reviewing and approving the goals and objectives relating to the compensation of our Chief Executive Officer, and evaluating the performance of our Chief Executive Officer in light of goals and objectives of our compensation programs;

•	determining the equity and non-equity compensation for our executive officers;

•	reviewing and making recommendations to the board of directors with regard to the compensation of our directors; and

•	overseeing management’s decisions regarding the compensation of all members of senior management.

Nominating and Corporate Governance Committee

Antonio Rodriguez, Michael Medici and Alan Masarek serve on the nominating and corporate governance committee, which is chaired by Mr. Medici. Our board of directors has determined that each member of the nominating and corporate governance committee is “independent” for nominating and corporate governance committee purposes as that term is defined in the rules of the SEC and the applicable NYSE rules. During the fiscal year ended December 31, 2021, the nominating and corporate governance committee met two times. The nominating and corporate governance committee’s responsibilities include:

•	identifying and recommending qualified persons to serve on our board of directors;

•	considering and making recommendations to our board of directors regarding the composition and chairmanship of the committees of our board of directors;

•	developing and making recommendations to our board of directors regarding corporate governance guidelines and matters and periodically reviewing such guidelines and recommending any changes;

•	overseeing annual evaluations of our board of directors’ performance, including committees of our board of directors and management; and

•	reviewing and discussing with the board of directors the corporate succession plan for key officers.

The nominating and corporate governance committee considers candidates for membership to our board of directors suggested by our board members, including our Chief Executive Officer. Additionally, in selecting nominees for directors, the nominating and corporate governance committee will review candidates properly recommended by stockholders in the same manner and using the same general criteria as candidates recruited by the committee and/or recommended by our board of directors. Any stockholder who wishes to recommend a candidate for consideration by the committee as a nominee for director should follow the procedures described in this proxy statement under the heading “Stockholder Proposals.”

Identifying and Evaluating Director Nominees. Our board of directors is responsible for filling vacancies on our board of directors and for nominating candidates for election by our stockholders each year in the class of directors whose term expires at the relevant annual meeting. The board of directors delegates the selection and nomination process to the nominating and corporate governance committee, with the expectation that other members of the board of directors, and of management, will be requested to take part in the process as appropriate.

Generally, the nominating and corporate governance committee identifies candidates for director nominees in consultation with other members of our board of directors, with management, through the use of search firms or other advisors, through the recommendations submitted by stockholders or through such other methods as the nominating and corporate governance committee deems to be helpful to identify candidates. Once candidates have been identified, the nominating and corporate governance committee confirms that the candidates meet all of the minimum qualifications for director nominees established by the nominating and corporate governance committee. The nominating and corporate governance committee may gather information about the candidates through interviews, detailed questionnaires, comprehensive background checks or any other means that the nominating and corporate governance committee deems to be appropriate in the evaluation process. The nominating and corporate governance committee then meets as a group to discuss and evaluate the qualities and skills of each candidate, both on an individual basis and taking into account the overall composition and needs of our board of directors. Based on the results of the evaluation process, the nominating and corporate governance committee recommends candidates for the board of directors’ approval to fill a vacancy or as director nominees for election to the board of directors by our stockholders each year in the class of directors whose term expires at the relevant annual meeting.

Board and Committee Meetings Attendance

Our board of directors met four times during fiscal year 2021. During fiscal year 2021, each member of the board of directors attended in person or participated in 75% or more of the aggregate of (i) the total number of meetings of the board of directors (held during the period for which such person has been a director) and (ii) the total number of meetings held by all committees of the board of directors on which such person served (during the periods that such person served).

Director Attendance at Annual Meeting of Stockholders

Directors are responsible for attending the annual meeting of stockholders to the extent practicable.

Policy on Trading, Pledging and Hedging of Company Stock

Certain transactions in our securities (such as purchases and sales of publicly traded put and call options, and short sales) create a heightened compliance risk or could create the appearance of misalignment between management and stockholders. In addition, securities held in a margin account or pledged as collateral may be sold without consent if the owner fails to meet a margin call or defaults on the loan, thus creating the risk that a sale may occur at a time when an officer or director is aware of material, nonpublic information or otherwise is not permitted to trade in Company securities. Our insider trading policy expressly prohibits short sales and derivative transactions of our stock by our officers, directors, employees and certain designated consultants and contractors, including short sales of our securities and the purchase or sale of puts, calls, or other derivative securities of the company or any derivative securities that provide the economic equivalent of ownership. Any waiver of this policy requires the approval of our audit committee. To date, no such requests have been made or approved.

Code of Business Conduct and Ethics

We have adopted a written code of business conduct and ethics that applies to our directors, officers and employees, including our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. A current copy of the code is posted on the governance section of our website, which is located at https://investors.markforged.com. We intend to disclose any amendment or waiver of a provision of our Code of Business Conduct and Ethics that applies to our principal executive officer, principal financial officer, or persons performing similar functions, by posting such information on our website available at https://investors.markforged.com and/or our public filings with the SEC.

Corporate Governance Guidelines

We have adopted Corporate Governance Guidelines to assist with the exercise of our duties and responsibilities and to serve the best interests of the Company and its stockholders. The Board, with the assistance of the

Nominating and Corporate Governance Committee, continuously evaluates the Company’s Corporate Governance Guidelines to ensure such guidelines are effectively serving the interests of the Company’s stockholders and are up-to-date with respect to current corporate governance best practices. A current copy of our Corporate Governance Guidelines is posted on the governance section of our website, which is located at https://investors.markforged.com.

Board Leadership Structure and Board’s Role in Risk Oversight

Currently, the role of Chairman of the board is separated from the role of Chief Executive Officer. We believe that separating these positions allows our Chief Executive Officer to focus on our day-to-day business, while allowing the Chairman of the Board to lead the board of directors in its fundamental role of providing advice to, and independent oversight, of management. Our board of directors recognizes the time, effort, and energy that the Chief Executive Officer is required to devote to his position in the current business environment, as well as the commitment required to serve as our Chairman, particularly as the board of directors’ oversight responsibilities continue to grow. While our bylaws and our corporate governance guidelines do not require that our Chairman and Chief Executive Officer positions be separate, our board of directors believes that having separate positions is the appropriate leadership structure for us at this time and demonstrates our commitment to good corporate governance.

Risk is inherent to every business, and how well a business manages risk can ultimately determine its success. We face a number of risks, including risks relating to our financial condition, development and commercialization activities, operations, strategic direction, and intellectual property. Management is responsible for the day-to-day management of risks we face, while our board of directors, as a whole and through its committees, has responsibility for the oversight of risk management. In its risk oversight role, our board of directors has the responsibility to satisfy itself that the risk management processes designed and implemented by management are adequate and functioning as designed.

The role of the board of directors in overseeing the management of our risks is conducted primarily through committees of the board of directors, as disclosed in the descriptions of each of the committees above and in the charters of each of the committees. The full board of directors (or the appropriate board committee in the case of risks that are under the purview of a particular committee) discusses with management our major risk exposures, their potential impact on us, and the steps we take to manage them. When a board committee is responsible for evaluating and overseeing the management of a particular risk or risks, the Chairman of the relevant committee reports on the discussion to the full board of directors. This enables the board of directors and its committees to coordinate the risk oversight role, particularly with respect to risk interrelationships.

Environmental, social and governance (ESG) commitments

We are committed to making a positive global impact today and will continue to assess and enhance our environmental, social and governance (ESG) strategy and disclosures to meet the needs of our stakeholders moving forward. This additional information below related to our ESG initiatives is supplemental to both the information included in this Corporate Governance section and the information contained in our Annual Report on Form 10-K under the heading “Human Capital.”

Environmental

Minimizing our carbon footprint is important to our customers, employees, and stockholders. Markforged is committed to protecting the environment by monitoring and managing our business operations to better understand and continuously improve our impact on the environment.

We are also investigating additional ways to prioritize clean energy, reduce water usage, and increase the adoption of environmentally sustainable practices.

We are committed to having a positive impact on the environment. We strive to maximize recycling in both our manufacturing and office facilities. In our manufacturing facilities, we recycle metal, plastic and water used throughout the manufacturing processes.

Social

We are focused on building an inclusive culture and sustaining a diverse workforce through a variety of company initiatives, such as training for employees around diversity and inclusion-related topics designed to create a culture of belonging, as well as active employer sponsored affinity groups. As we continue to grow, we embrace teammates with unique perspectives and backgrounds which allows us to broaden our ability to creatively problem-solve and develop products that work for our customers globally. During 2021, we funded and awarded three scholarships to continue to foster inclusion and diversity within the engineering industry.

Markforged was recognized as one of Boston’s Best Places to Work in 2021 and 2022 by Built In Boston, an online community for Boston startups and tech companies.

Governance

We maintain a whistleblower policy that provides for confidential reporting of any suspected policy violations or unethical business conduct on the part of our businesses, employees, officers, directors, or vendors. We provide training to our workforce relating to our Code of Business Conduct and Ethics and anti-corruption and anti-bribery policies.

Our Board of Directors regularly reviews and, when appropriate, revises our corporate governance policies, taking into account internal processes, public company best practices and the corporate governance rules and regulations of the SEC and the NYSE.

Information Security

We understand the critical importance of managing evolving risks associated with cybersecurity threats. Markforged is committed to protecting the privacy and security of customer information and the integrity of our information technology systems. All employees participate in security awareness training and regular social engineering tests are conducted to reinforce best practices.

We maintain a current ISO 27001:2013 certification (which is issued by independent third party auditors). ISO 27001 is a globally recognized framework for managing Information Technology (IT) security and risk. Our information security risks, policies, and security plans are regularly reviewed by the Markforged Security team and by our cross-functional security steering committee on a quarterly basis.

Read more about our cybersecurity program at https://markforged.com/security.

Communication with the Directors of Markforged

Any interested party with concerns about our company may report such concerns to the board of directors by submitting a written communication to the attention of the board of directors as a whole or to one or more individual directors by name, at the following address:

Markforged Holding Corporation

480 Pleasant Street, Watertown, Massachusetts 02472

Attn: General Counsel

United States

You may submit your concern anonymously or confidentially by postal mail. You may also indicate whether you are a stockholder, customer, supplier, or other interested party.

We will forward such communication to each director, and the Chairman of the Board in his or her capacity as representative of the board of directors, to who such communication is addressed to the address specified by each such director and the Chairman of the board of directors. The General Counsel of the Company will review these communications and reserves the right not to forward communications if they are deemed inappropriate, consist of individual grievances or other interests that are personal to the party submitting the communication and could not reasonably be construed to be of concert to stockholders or other constituencies of the Company, solicitations, advertisements, surveys, “junk” mail or mass mailings.

The audit committee oversees the procedures for the receipt, retention, and treatment of complaints received by Markforged regarding accounting, internal accounting controls, or audit matters, including the confidential, anonymous submission by employees of concerns regarding questionable accounting, internal accounting controls or auditing matters. Markforged has also established a telephone number for the reporting of such activity, which is 833-778-1519 (toll free in the United States) or a complaining party may submit a confidential memorandum to the audit committee by sending a letter c/o Markforged Holding Corporation, 480 Pleasant Street, Watertown, Massachusetts 02472; Attention: Audit Committee Chair.

Director Compensation

The table below presents the total compensation for each person who served as a non-employee director during fiscal year 2021.

Directors may be reimbursed for travel and other expenses directly related to their activities as directors. Directors who also serve as employees receive no additional compensation for their service as directors. During fiscal year 2021, Mr. Terem, our Chief Executive Officer, was a member of our board of directors, as well as an employee, and received no additional compensation for his services as a director. See the section titled “Executive Compensation” for more information about Mr. Terem’s compensation for fiscal year 2021. In addition, our non-employee directors receive an annual cash retainer payable quarterly, reflected below.

Name (1)	Fees Earned or Paid In Cash ($) (2)	Stock Award ($) (3)	Total ($)
Edward Anderson	34,647	—	34,647
Kevin E. Hartz	26,563	—	26,563
Michael Medici	31,413	—	31,413
Paul Milbury (2)	32,337	—	32,337
Antonio Rodriguez	24,946	—	24,946
Carol Meyers (3)	26,563	302,100	328,663
Alan Masarek (4)	24,946	503,500	528,446

(1)

The amounts reported represent the aggregate grant date fair value of the restricted stock units awarded to the directors during fiscal year 2021, calculated in accordance with FASB ASC Topic 718. Such grant date fair value does not take into account any estimated forfeitures. The assumptions used in calculating the grant date fair value of the awards reported in this column are set forth in the notes to our financial statements included elsewhere in this prospectus. The amounts reported in this column reflect the accounting cost for the restricted stock units and do not correspond to the actual economic value that may be received upon settlement of such restricted stock units or any sale of any of the underlying shares of common stock.

(2)	As of December 31, 2021, Mr. Milbury held stock options to purchase an aggregate of 799,005 shares.
(3)	As of December 31, 2021, Ms. Meyers held 30,000 unvested restricted stock units.
(4)	As of December 31, 2021, Mr. Masarek held 50,000 unvested restricted stock units.

Non-Employee Director Compensation Policy

In connection with our business combination, our board of directors adopted a formal Non-Employee Director Compensation Policy. The policy is designed to ensure that the compensation of non-employee directors aligns the directors’ interests with the long-term interests of the stockholders, that the structure of the compensation is simple, transparent and easy for stockholders to understand and that our directors are fairly compensated. Employee directors do not receive additional compensation for their services as directors. This policy is also intended to provide a total compensation package that enables us to attract and retain qualified and experienced individuals to serve as directors.

Under the policy, upon initial election or appointment to the board of directors, new non-employee directors shall receive a restricted stock unit award with a value of $300,000 (which may be pro-rated at the discretion of the board of directors), 25% of which will vest upon the one year anniversary of the grant date and the balance will vest ratably over twelve equal quarterly installments, or the Initial Grant. In each subsequent year of a non-employee director’s tenure, the non-employee director will receive a restricted stock unit award with a value of $150,000, which will vest in full upon the earlier to occur of the first anniversary of the grant date or the date of the next annual meeting of stockholders. Vesting of any equity award will cease if a director resigns from our board of directors or otherwise ceases to serve as a director, unless the board of directors determines that circumstances warrant continuation of vesting. In addition, all such awards are subject to full accelerated vesting upon the change in control of our Company (as defined in the policy).

In addition, each non-employee director is paid an annual retainer of $50,000 for their services. Such cash retainers are paid quarterly, and may be pro-rated based on the number of actual days served by the director during such calendar quarter.

Committee members also receive additional annual retainers. These additional payments for service on a committee are due to the workload and broad-based responsibilities of the committees. These committee retainers are as follows:

Committee	Member Annual Fee	Chairman Additional Annual Fee
Audit Committee	$10,000	$20,000
Compensation Committee	$7,500	$15,000
Nominating and Corporate Governance Committee	$4,000	$8,000

Rule 10b5-1 Sales Plans

Our directors and executive officers have adopted written plans, known as Rule 10b5-1 plans, in which they will contract with a broker to buy or sell shares of our common stock on a periodic basis. Under a Rule 10b5-1 plan, a broker executes trades pursuant to parameters established by the director or executive officer when entering into the plan, without further direction from them. The director or executive officer may amend a Rule 10b5-1 plan in some circumstances and may terminate a plan at any time. Our directors and executive officers also may buy or sell additional shares outside of a Rule 10b5-1 plan when they are not in possession of material nonpublic information subject to compliance with the terms of our insider trading policy.

Executive Compensation

Our named executive officers for the year ended December 31, 2021 include our principal executive officer and our next two most highly compensated executive officers:

•	Shai Terem, our Chief Executive Officer;

•	Mark Schwartz, our Chief Financial Officer; and

•	David Benhaim, our former Chief Technology Officer.

Summary Compensation Table – 2021

The following table presents the compensation awarded to, earned by or paid to each of our named executive officers for the years indicated.

	Year	Salary ($)	Bonus ($) (1)	Stock Awards ($)(2)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(3)	All other compensation ($)(4)	Total ($)
Shai Terem	2021	500,000	—	6,628,074	—	306,000	15,860	7,449,934
President and Chief Executive Officer	2020	500,000	200,000	—	3,128,473	219,294	97,194	4,144,961
Mark Schwartz (5)	2021	300,000	—	6,414,364	—	76,130	40,000	6,830,494
Chief Financial Officer
David Benhaim	2021	400,000	—	1,268,820	—	100,000	—	1,768,820
Former Chief Technology Officer	2020	320,454	—	—	2,844,293	20,600	—	3,185,347

(1)	The amounts in this column represent a one-time relocation bonus for Mr. Terem.
(2)

In accordance with SEC rules, this column reflects the aggregate grant date fair value of the restricted stock units and stock option awards granted during 2021 and 2020, as applicable, computed in accordance with FASB ASC Topic 718. Assumptions used in the calculation of these amounts are included in Note 10 to our financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2021. The amounts reported in this column reflect the accounting cost for the restricted stock units and stock options and does not correspond to the actual economic value that may be received upon settlement of the restricted stock units or exercise of the stock option or any sale of any of the underlying shares of common stock.

(3)

The amounts represent actual bonuses earned for performance during fiscal years 2021 and 2020, respectively, upon the attainment of one or more pre-established company and individual performance goals established by our board of directors on an annual basis by Mr. Terem, Mr. Schwartz and Mr. Benhaim. For Mr. Terem, such amounts also include a quarterly payment of a special milestone bonus, to which he first became eligible in October 2020.

(4)	The amounts in this column for 2021 represent (i) 401(k) matching contributions, in the case of Mr. Terem and (ii) a relocation bonus, in the case of Mr. Schwartz.
(5)	Mr. Schwartz commenced employment with us on April 1, 2021 and, accordingly, the amount reported for salary reflects the amount actually earned following commencement of his employment.

Narrative Disclosure to the 2021 Summary Compensation Table

Our board of directors and compensation committee review compensation annually for all employees, including our executive officers. In setting executive base salaries and bonuses and granting equity incentive awards, the compensation committee and board of directors consider compensation for comparable positions in the market, the historical compensation levels of our executive officers, individual performance as compared to our expectations and objectives, internal equity, our desire to motivate our employees to achieve short- and long-term results that are in the best interests of our stockholders, and a long-term commitment to the Company. We target a general competitive position, based on independent third-party benchmark analytics to inform the mix of compensation of base salary, bonus and long-term incentives.

Our compensation committee is primarily responsible for determining the compensation for our executive officers. Our compensation committee typically reviews and discusses management’s proposed compensation with our Chief Executive Officer for all executives other than the Chief Executive Officer. Based on those discussions and its discretion, taking into account the factors noted above, the compensation committee then sets the compensation for each executive officer other than the Chief Executive Officer and recommends the compensation for the Chief Executive Officer to our Board for approval. Our board of directors discusses the compensation committee’s recommendation and ultimately approves the compensation of our Chief Executive officer without members of management present. Our compensation committee has the authority to engage the services of a consulting firm or other outside advisor to assist it in designing our executive compensation programs and in making compensation decisions. During 2021, the compensation committee retained the services of Compensia as its external compensation consultant to advise on executive compensation matters including our overall compensation program design and collection of market data to inform our compensation programs for our executive officers and members of our board of directors. Compensia reports directly to our compensation committee. Our compensation committee assessed its independence consistent with NYSE listing standards and concluded that the engagement of such consultant did not raise any conflict of interest.

Base Salaries

We use base salaries to recognize the experience, skills, knowledge and responsibilities required of all our employees, including our named executive officers. Base salaries are reviewed annually, typically in connection with our annual performance review process, and adjusted from time to time to realign salaries with market levels after taking into account individual responsibilities, performance and experience. For the year ended December 31, 2021, the annual base salaries for each of Messrs. Terem, Schwartz and Benhaim were $500,000, $400,000 and $400,000, respectively.

Annual Cash Bonuses

Each of Messrs. Terem and Benhaim is eligible to earn an annual cash incentive bonus which is awarded by our board of directors in its sole discretion. For 2021, each of Messrs. Terem, Schwartz and Benhaim were eligible to earn a target bonus amount of $200,000, $100,000 and $100,000, respectively. In addition, beginning with his promotion to CEO in October 2020, Mr. Terem is eligible to earn a special milestone bonus of up to $100,000 per year, to be paid on a quarterly basis, based on satisfactory attainment of certain key performance indicators (as determined within the sole discretion of the Board).

Equity Compensation

Although we do not yet have a formal policy with respect to the grant of equity incentive awards to our executive officers, we believe that equity grants provide our executives with a strong link to our long-term performance, create an ownership culture and help to align the interests of our executives and our stockholders. In addition, we believe that equity grants promote executive retention because they incentivize our executive officers to remain in our employment during the vesting period. Accordingly, our board of directors periodically reviews the equity incentive compensation of our named executive officers and may grant equity incentive awards to them from time to time.

In 2021, we granted restricted stock units to our NEOs in the amounts set forth in the “Outstanding Equity Awards at 2021 Fiscal Year End Table” below.

Outstanding Equity Awards at 2021 Fiscal Year End Table

The following table presents information regarding all outstanding equity-based awards held by each of our named executive officers on December 31, 2021.

Name	Vesting Commencement Date	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable (1)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(2)		Market Value of Shares or Units of Stock That Have Not Vested ($)(3)
Shai Terem	11/13/2019	2,009,178		1,922,041	2.11	11/12/2029	—		—
	10/22/2020	822,438		1,997,335	2.18	10/21/2030	—		—
	8/11/2021	—		—	—	—	625,290		3,357,807
Mark Schwartz	4/1/2021	—		—	—	—	761,801	(4)	4,090,871
David Benhaim	6/22/2014	146,684	(5)	—	0.07	6/17/2024	—		—
	3/17/2015	212,634	(5)	—	0.07	3/16/2025	—		—
	4/27/2016	30,757	(5)	—	0.15	4/26/2026	—		—
	6/21/2017	95,259	(5)	10,584	0.22	6/20/2027	—		—
	2/9/2019	169,360		79,005	0.89	2/8/2029	—		—
	10/22/2020	337,208	(6)	1,821,595	2.18	10/21/2030	—		—
	8/11/2021	—		—	—	—	118,125		634,331

(1)

Except as otherwise set forth below, each stock option vests over four years, with 25% of the shares subject to each option vesting 12 months after the vesting commencement date, and 1/48 of the shares subject to the option vesting on each monthly anniversary of the vesting commencement date thereafter, in each case, subject to the NEO’s continuous service. To the extent that the stock options are assumed and continued in connection with a “sale event,” the stock options will fully accelerate upon the executive’s termination without “cause” or resignation for “good reason” if such termination or resignation occurs within the 12 month period following such sale event.

(2)

Except as otherwise set forth below, each restricted stock unit award vests over five years following the vesting commencement date in equal quarterly installments, subject to the NEO’s continuous service. To the extent that the restricted stock units are assumed and continued in connection with a “sale event,” the stock options will fully accelerate upon the executive’s termination without “cause” or resignation for “good reason” if such termination or resignation occurs within the 12 month period following such sale event.

(3)	The market value of each restricted stock unit award is based on the closing price of $5.37 per share for our common stock on December 31, 2021, as reported on the NYSE.
(4)

These restricted stock units vest over four years, with 25% of the shares subject to the restricted stock unit award vesting 12 months after the vesting commencement date, and 1/12 of the shares subject to the restricted stock unit award vesting on each quarterly anniversary of the vesting commencement date thereafter, in each case, subject to the NEO’s continuous service.

(5)

This stock option vests over five years, with 20% of the shares subject to each option vesting 12 months after the vesting commencement date, and 1/60 of the shares subject to the option vesting on each monthly anniversary of the vesting commencement date thereafter, in each case, subject to the NEO’s continuous service.

(6)

This stock option vests over four years, with 1/48 of the shares subject to the option vesting on each monthly anniversary of the vesting commencement date, in each case, subject to the NEO’s continuous service.

Executive Employment Arrangements

The material terms of each NEO’s existing employment arrangements are summarized below.

Offer letter with Mr. Shai Terem

On October 21, 2020, we entered into an amended and restated offer letter with Mr. Terem, as amended, pursuant to which we employ Mr. Terem as our President and Chief Executive Officer. The offer letter provides for Mr. Terem’s at-will employment and an annual base salary, a target annual bonus of $200,000, an annual $100,000 special milestone bonus based on attainment of certain key performance indicators, and a $200,000 relocation bonus paid in 2020. In addition, in connection with his relocation to the Boston metropolitan area, the Company will reimburse Mr. Terem for his relocation costs, including commissions for the sale of his home (assumed to be 6% of $1,000,000) and other hotel and travel costs as needed during the gap between permanent housings (such reimbursements to be made on a “grossed-up” basis). The offer letter also provided Mr. Terem with a stock option award, as well as his ability to participate in our employee benefit plans generally. Mr. Terem’s offer letter provides that upon the occurrence of a Qualifying Termination (as defined in Mr. Terem’s offer letter, including a termination without “cause” or a resignation by Mr. Terem for “good reason”), subject to his execution and non-revocation of a separation and release agreement, he will be entitled to certain severance benefits. The severance benefits are a right to receive salary continuation payments for the period ending on the earlier of (i) the 12-month period following a Qualified Termination or (ii) the date immediately preceding the date he commences employment (more than on a half-time basis) with another employer. If a Qualifying Termination occurs between the end of a calendar year and the date of payouts of bonuses for such calendar year, the Company will also pay Mr. Terem the bonus for the recently completed calendar year. In addition, if after the consummation of a change in control transaction (as such term is defined in Mr. Terem’s offer letter) of the Company, Mr. Terem is terminated without cause, then all unvested equity awards shall vest and become fully exercisable.

Offer letter with Mr. Mark Schwartz

On January 21, 2021, we entered into an offer letter with Mr. Schwartz, pursuant to which we employ Mr. Schwartz as our Chief Financial Officer. The offer letter provides for Mr. Schwartz’s at-will employment and an annual base salary, a target annual bonus of $100,000, and a $40,000 relocation bonus paid in 2021. The offer letter also provided Mr. Schwartz with a restricted stock unit award, as well as his ability to participate in our employee benefit plans generally. Mr. Schwartz’s offer letter provides that upon the occurrence of a Qualifying Termination (as defined in Mr. Schwartz’s offer letter, including a termination without “cause” or a resignation by Mr. Schwartz for “good reason”), subject to his execution and non-revocation of a separation and release agreement, he will be entitled to certain severance benefits. The severance benefits are a right to receive salary continuation payments for the period ending on the earlier of (i) the six-month period following a Qualified Termination or (ii) the date immediately preceding the date he commences employment (more than on a half-time basis) with another employer. If a Qualifying Termination occurs between the end of a calendar year and the date of payouts of bonuses for such calendar year, the Company will also pay Mr. Schwartz the bonus for the recently completed calendar year.

Offer letter with Mr. David Benhaim

On August 9, 2017 we entered into an offer letter with Mr. Benhaim, most recently amended October 18, 2020, pursuant to which we employ Mr. Benhaim as our Chief Technology Officer. The offer letter provides for Mr. Benhaim’s at-will employment and an annual base salary, a target annual bonus, a stock option award, as well as his ability to participate in our employee benefit plans generally. Mr. Benhaim’s offer letter provides that upon the occurrence of a Qualified Termination (as defined in Mr. Benhaim’s offer letter, including a termination without “cause” or a resignation by Mr. Benhaim for “good reason”), subject to his execution and non-revocation of a separation and release agreement, he will be entitled to certain severance benefits. The severance benefits are a right to receive salary continuation payments for the period ending on the earlier of (i) the last day of the 12-month period following a Qualified Termination or (ii) the date immediately preceding the date he commences employment (more than on a half-time basis) with another employer. In addition, if after the consummation of a “change in control transaction” (as defined in Mr. Benhaim’s offer letter) of the Company, Mr. Benhaim’s employment is terminated without cause, then all unvested equity awards shall vest and become fully exercisable.

In addition, our NEOs have entered into restrictive covenant agreements with us that generally contain 12-month post-employment non-competition and non-solicitation covenants.

Additional Narrative Disclosure

Employee Benefits

The NEOs are eligible to participate in standard welfare benefit plans, including medical, dental, vision, group life and accidental death and dismemberment insurance plans, in each case, on the same basis as all of our other employees. The Company also maintains a 401(k) plan for the benefit of its eligible employees, including the named executive officers, as discussed in the section below entitled “401(k) plan.”

401(k) plan

The Company maintains the MarkForged, Inc. Retirement Plan (the “401(k) Plan”), that provides eligible U.S. employees with an opportunity to save for retirement on a tax advantaged basis. Under the 401(k) Plan, eligible employees may defer eligible compensation subject to applicable annual contribution limits imposed by the Code. The Company’s employees’ pre-tax contributions are allocated to each participant’s individual account and participants are immediately and fully vested in their contributions. The 401(k) Plan is intended to be qualified under Section 401(a) of the Code with the 401(k) Plan’s related trust intended to be tax exempt under Section 501(a) of the Code. As a tax-qualified retirement plan, contributions to the 401(k) Plan and earnings on those contributions are not taxable to the employees until distributed from the 401(k) Plan.

Indemnification of Officers and Directors

We have agreed to indemnify our directors and executive officers in certain circumstances. See “Certain Relationships and Related Person Transactions-Markforged Pre-Business Combination – Indemnification of Directors and Officers.”

Equity Compensation Plan Information

The following table sets forth information regarding our equity compensation plans as of December 31, 2021.

Plan Category	Number of Securities to be Issued Upon Vesting of RSUs and Upon Vesting and Exercise of Outstanding Options and warrants	Weighted-average Exercise Price of Outstanding Options and warrants ($)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans
Equity compensation plans approved by stockholders(1)	20,267,035	$1.91	27,602,768

(1)

Includes shares available under the Markforged Holding Corporation 2021 Stock Option and Incentive Plan (“2021 Plan”), and the Markforged Holding Corporation 2021 Employee Stock Purchase Plan (“2021 ESPP.”)

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

In addition to the director and executive compensation arrangements, including employment, termination of employment and change in control arrangements, the following is a description of each transition since January 1, 2021, and each currently proposed transaction, in which:

•	we have been or are to be a participant;

•	the amount involved exceeded or is expected to exceed $120,000; and

•

any of our directors, executive officers or holders of more than 5% of our outstanding capital stock, or any immediate family member of, or person sharing the household with, any of these individuals or entities, had or will have a direct or indirect material interest.

Stock Repurchases

In connection with the closing of our merger with one (the “Merger”), Markforged repurchased 84,012 shares of common stock from Shai Terem, Markforged’s Chief Executive Officer, 3,917,064 shares of common stock from Gregory Mark, a holder of five percent or more of Markforged’s capital stock and a member of its board of directors, and 724,604 shares of common stock from David Benhaim, Markforged’s Chief Technology Officer, in each case pursuant to a Stock Repurchase Agreement in exchange for $0.8 million, $37.3 million and $6.9 million, respectively. The repurchased shares were returned to the authorized but unissued shares of Markforged.

Indemnification Of Directors And Officers

In connection with the closing of the Merger, Markforged entered into indemnification agreements with each of Markforged’s directors and executive officers, the form of which is attached as an exhibit to the registration statement. The indemnification agreements and Markforged’s certificate of incorporation and bylaws require Markforged to indemnify its directors and officers to the fullest extent permitted by Delaware law. Markforged has entered into compensation arrangements, including employment, termination of employment and change in control arrangements and indemnification arrangements, which are, when required, described herein under the sections titled “Certain Relationships and Related Party Transactions ” and “Corporate Governance—Director Compensation”.

Policies and Procedures for Related Person Transactions

Our audit committee has the primary responsibility for reviewing and approving or disapproving “related party transactions,” which are transactions between us and related persons in which the aggregate amount involved exceeds or may be expected to exceed $120,000 and in which a related person has or will have a direct or indirect material interest. The written charter of our audit committee provides that our audit committee shall review and approve in advance any related party transaction.

Our board of directors adopted a written related person transaction policy providing that transactions with our directors, executive officers and holders of five percent or more of our voting securities and their affiliates, each a related person, must be approved by the audit committee. This policy became effective on July 14, 2021 in connection with the consummation of the Merger. Pursuant to this policy, the audit committee has the primary responsibility for reviewing and approving or disapproving “related person transactions,” which are transactions between us and related persons and in which a related person has or will have a direct or indirect material interest.

Pursuant to this policy, the material facts as to the related person’s relationship or interest in the transaction are disclosed to our audit committee prior to their consideration of such transaction. The audit committee will consider, among other factors that it deems appropriate, whether the transaction is on terms no less favorable to us than terms generally available in a transaction with an unaffiliated third-party under the same or similar circumstances and the extent of the related person’s interest in the transaction.

PRINCIPAL STOCKHOLDERS

The following table sets forth information, to the extent known by us or ascertainable from public filings, with respect to the beneficial ownership of our common stock as of April 22, 2022 by:

•	each of our directors;

•	each of our named executive officers;

•	all of our directors and executive officers as a group; and

•	each person, or group of affiliated persons, who is known by us to beneficially owner of greater-than-5.0% of our common stock.

The column entitled “Shares Beneficially Owned” is based on a total of 187,917,406 shares of our common stock outstanding as of April 22, 2022 (the “Determination Date”).

Beneficial ownership is determined in accordance with the rules and regulations of the SEC and includes voting or investment power with respect to our common stock. Shares of our common stock subject to options that are currently exercisable or exercisable within 60 days of April 22, 2022 are considered outstanding and beneficially owned by the person holding the options for the purpose of calculating the percentage ownership of that person but not for the purpose of calculating the percentage ownership of any other person. Except as otherwise noted, the persons and entities in this table have sole voting and investing power with respect to all of the shares of our common stock beneficially owned by them, subject to community property laws, where applicable. Except as otherwise indicated in the table below, addresses of named beneficial owners is c/o Markforged Holding Corporation, 480 Pleasant Street, Watertown, Massachusetts 02472.

Principal Stockholders	Shares of Common Stock Beneficially Owned (1)	Percentage of Total Common Stock (2)
5% Stockholders:
Entities affiliated with Matrix Ventures (3)	29,920,109	15.9%
North Bridge Venture Partners 7, L.P. (4)	29,126,742	15.5%
Entities affiliated with Trinity Ventures (5)	17,258,748	9.2%
Entities associated with Summit Partners (6)	14,527,328	7.7%
ARK Investment Management (7)	11,182,279	6.0%
Gregory Thomas Mark (8)	14,288,048	7.6%

Executive Officers and Directors:
Shai Terem, Chief Executive Officer and Director (9)	3,693,826	2.0%
Mark Schwartz, Chief Financial Officer (10)	134,606	*
Stephen Karp, General Counsel (11)	114,314	*
Alan Masarek, Director	—	—
Carol Meyers, Director	—	—
Paul Milbury, Director (12)	480,464	*
Kevin Hartz, Director (13)	4,923,000	2.6%
Antonio Rodriguez, Director (14)	29,920,109	15.9%
Edward Anderson, Director (15)	29,126,742	15.5%
Michael Medici, Director (16)	14,527,328	7.7%
All executive officers and directors as a group (10 persons)(17)	82,920,389	44.1%

*	Represents less than 1%.

(1)

In computing the number of shares of Common Stock beneficially owned by a selling stockholder and the percentage ownership of that person, we deemed to be outstanding all shares of Common Stock subject to awards under the Plans, including options and restricted stock units, held by that person that are vested or exercisable as of the Determination Date or that will become vested or exercisable within 60 days after the Determination Date.

(2)

Percentages are based on the 187,917,406 shares of Common Stock issued and outstanding as of the Determination Date. In computing the percentage ownership of each Selling Stockholder, we deemed to be outstanding all shares of Common Stock then subject to awards under the Plans, including options and restricted stock units, held by that person that are vested or exercisable as of the Determination Date or that would become vested or exercisable within 60 days after the Determination Date, but we did not deem these shares of Common Stock outstanding for the purpose of computing the percentage ownership of any other Selling Stockholder.

(3)

Information herein is based on the Schedule 13G filed with the SEC on October 15, 2021 by Matrix Partners IX, L.P. (“Matrix IX”) and Weston & Co. IX LLC, as Nominee (“Weston IX” and, together with Matrix, “Matrix Partners”). Matrix IX and Weston IX beneficially own shares reported in this filing. Matix IX beneficially owns five percent or greater of the outstanding shares reported in this filing. Antonio Rodriguez is a partner at Matrix Partners and a member of our board of directors. Mr. Rodriguez is a managing member of Matrix IX Management Co., L.L.C. and as such has sole voting and dispositive power with respect to the Matrix IX and Weston IX shares. Mr. Rodriguez disclaims beneficial ownership of the Matrix IX and Weston IX shares, except to the extent of his pecuniary interest therein. The principal mailing address for each of Mr. Rodriguez, Matrix IX, and Weston IX is 101 Main Street, 17th Floor, Cambridge, MA 02142.

(4)

Information herein is based on the Schedule 13G filed with the SEC on July 26, 2021 by North Bridge Venture Partners 7, L.P. (“NBVP 7”). NBVP 7 beneficially owns shares reported in this filing. NBVP 7 beneficially owns five percent or greater of the outstanding shares reported in this filing. North Bridge Venture Management 7, L.P. (“NBVM 7”) is the sole general partner of NBVP 7. NBVM GP, LLC (“NBVM GP”) is the sole general partner of NBVM 7. Each of Edward T. Anderson, a member of the board of directors post-closing of the Business Combination, and Richard A. D’Amore are the managers of NBVM GP and may be deemed to have shared voting and dispositive power over the shares held by NBVP 7. The principal address for North Bridge Venture Partners and the Managers is 60 William Street, Suite 350, Wellesley, MA 02481.

(5)

Information herein is based on the Schedule 13G filed with the SEC on August 9, 2021 by Trinity Ventures XI, L.P., Trinity XI Entrepreneurs’ Fund, L.P. and Trinity XI Side-By-Side Fund, L.P. (together with Trinity Ventures XI, L.P. and Trinity XI Entrepreneurs’ Fund, L.P., the “Trinity Entities”). Trinity TVL XI, LLC is the General Partner of the Trinity Entities and the Management Members of Trinity TVL XI, LLC share voting and dispositive power over the shares held by each of the Trinity Entities. The Management Members of Trinity TVL XI, LLC are Ajay Chopra, Noel Fenton, Nina Labatt, Patricia Nakache and Larry Orr. The principal mailing address for the Trinity Entities is 2480 Sand Hill Rd #200, Menlo Park, CA 94025.

(6)

Information herein is based on the Schedule 13G filed with the SEC on February 10, 2022 by Summit Partners Growth Equity Fund IX-A, L.P., Summit Partners Growth Equity Fund IX-B, L.P., Summit Investors GE IX/VC IV, LLC, and Summit Investors GE IX/VC IV (UK), L.P. Summit Master Company, LLC is (i) the general partner of Summit Partners, L.P., which is the managing member of Summit Partners GE IX, LLC, which is the general partner of Summit Partners GE IX, L.P., which is the general partner of Summit Partners Growth Equity Fund IX-A, L.P. and Summit Partners Growth Equity Fund IX-B, L.P., and (ii) the managing member of Summit Investors Management, LLC, which is the general partner of Summit Investors GE IX/VC IV (UK), L.P. and the manager of Summit Investors GE IX/VC, LLC. Summit Master Company, LLC, as the general partner of Summit Partners, L.P. and as the managing member of Summit Investors Management, LLC, has delegated investment decisions, including voting and dispositive power of the shares held directly by Summit Partners Growth Equity Fund IX-A, L.P., Summit Partners Growth Equity Fund IX-B, L.P., Summit Investors GE IX/VC IV (UK), L.P., and Summit Investors GE IX/VC IV, LLC, to Summit Partners, L.P. and its three-person investment committee responsible for investment decisions with respect to the Company’s securities, currently composed of Peter Chung, Scott Collins and Len Ferrington, who act by a majority vote. Accordingly, Mr. Chung, Mr. Collins and Mr. Ferrington disclaim beneficial ownership of the reported shares. The address for each of the reporting entities is 222 Berkeley Street, 18th Floor, Boston, MA 02116.
(7)

Information herein is based on the Schedule 13G filed with the SEC on February 9, 2021 by ARK Investment Management LLC. The principal mailing address for ARK Investment Management LLC is 3 East 28th Street, 7th Floor, New York, NY 10016.

(8)	Information herein is based on the Schedule 13D/A filed with the SEC on April 13, 2022 by Mr. Mark.
(9)

Consists of (i) 67,078 shares of Common Stock underlying restricted stock units issued under the 2021 Plan held by Mr. Terem which are or will become vested within 60 days of the Determination Date and (ii) 3,626,748 shares of Common Stock underlying stock options issued under the 2021 Plan held by Mr. Terem which are or will be vested within 60 days of the Determination Date.

(10)

Consists of 134,606 shares of Common Stock underlying restricted stock units issued under the 2021 Plan held by Mr. Schwartz, none of which are or will be vested within 60 days of the Determination Date.

(11)

Consists of (i) 1,234 shares of Common Stock underlying restricted stock units issued under the 2021 Plan held by Mr. Karp which are or will become vested within 60 days of the Determination Date and (ii) 113,080 shares of Common Stock underlying stock options issued under the 2021 Plan held by Mr. Karp which are or will be vested within 60 days of the Determination Date.

(12)	Consists of 480,464 shares of Common Stock underlying stock options issued under the 2021 Plan held by Mr. Milbury which are or will become vested within 60 days of the Determination Date.
(13)

Consists of (i) 1,790,460 shares of Common Stock held directly and indirectly by the Hartz Family Revocable Trust, of which Mr. Hartz is a co-trustee (the “Hartz Family Trust”), (ii) 148,770 shares of Common Stock held directly and indirectly by The Kevin Earnest Hartz 2020 Annuity Trust U/A/D, of which Mr. Hartz is trustee (the “Kevin Hartz Trust”), (iii) 148,770 shares of Common Stock held directly and indirectly by The Julia D. Hartz 2020 Annuity Trust U/A/D, of which Mr. Hartz’s spouse is trustee (the “Julia Hartz Trust” and, together with the Hartz Family Trust and the Kevin Hartz Trust, the “Trusts”), (iv) 1,080,450 shares of Common Stock underlying warrants to purchase shares of Common Stock held directly by the Hartz Family Trust, (v) 89,775 shares of Common Stock underlying warrants to purchase shares of Common Stock held directly by the Kevin Hartz Trust, (vi) 89,775 shares of Common Stock underlying warrants to purchase shares of Common Stock held directly by the Julia Hartz Trust and (vii) 2,625,000 shares of Common Stock held directly by A-Star LLC (“A-Star”), which is governed by its managers, including Mr. Hartz. Of the shares described in (i)-(iii) in the foregoing sentence, 50% are subject to vesting conditions, and will be forfeited if not vested as of July 14, 2026. 25% will vest if the volume-weighted average price of Markforged’s Common Stock is at least $12.50 for any 20 trading days within a 30-trading-day period, and 25% will vest if such price is at least $15.00 for any 20 trading days within a 30-tradingday-period. Such unvested shares are held directly by A-Star, of which the Trusts are members. Of the shares described in (i)-(iii) of the first sentence of this footnote, (x) 890,086 shares of Common Stock are held directly by the Hartz Family Trust, (y) 73,957 shares of Common Stock are held directly by the Kevin Hartz Trust and (z) 73,957 shares of Common Stock are held directly by the Julia Hartz Trust. Mr. Hartz disclaims beneficial ownership of the securities described herein except to the extent of his pecuniary interest therein.

(14)	Consists of shares identified in footnote (3) above. Mr. Rodriguez is a partner at Matrix Partners.
(15)	Consists of shares identified in footnote (4) above. Mr. Anderson is a managing director at North Bridge
(16)	Consists of shares identified in footnote (6) above. Mr. Medici is a managing director at Summit Partners.
(17)

See notes 9 through 15 above. Consists of 202,918 shares of Common Stock and 4,220,292 shares of Common Stock underlying stock options issued under the 2021 Plan which are or will be vested within 60 days of the Determination Date.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our directors, executive officers, and persons holding more than 10% of our common stock to report their initial ownership of the common stock and other equity securities and any changes in that ownership in reports that must be filed with the SEC. The SEC has designated specific deadlines for these reports, and we must identify in this proxy statement those persons who did not file these reports when due.

Based solely upon a review of the copies of the forms furnished to our company and information involving securities transactions of which the company is aware, all of our officers, directors and holders of more than 10% of the outstanding securities of the company complied with the filing requirements pursuant to Section 16(a) of the Exchange Act with the exception of one late Form 3 filing by Ms. Meyers relating to her becoming a director of Markforged Holding Corporation and two late Form 4 filing by Mr. Hartz relating to reallocations of ownership interests prior to the Merger.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS OF

The audit committee is appointed by the board of directors to assist the board of directors in fulfilling its oversight responsibilities with respect to (1) the integrity of Markforged’s financial statements and financial reporting process and systems of internal controls regarding finance, accounting, and compliance with legal and regulatory requirements, (2) the qualifications, independence, and performance of Markforged’s independent registered public accounting firm, (3) the performance of Markforged’s internal audit function, if any, and (4) other matters as set forth in the charter of the audit committee approved by the board of directors.

Management is responsible for the preparation of Markforged’s financial statements and the financial reporting process, including its system of internal control over financial reporting and its disclosure controls and procedures. The independent registered public accounting firm is responsible for performing an audit of Markforged’s financial statements in accordance with the standards of the Public Company Accounting Oversight Board (PCAOB) and issuing a report thereon. The audit committee’s responsibility is to monitor and oversee these processes.

In connection with these responsibilities, the audit committee reviewed and discussed with management and the independent registered public accounting firm the audited consolidated financial statements of Markforged for the fiscal year ended December 31, 2021. The audit committee also discussed with the independent registered public accounting firm the matters required to be discussed by the PCAOB’s Auditing Standard No. 1301, Communication with Audit Committees. In addition, the audit committee received written communications from the independent registered public accounting firm confirming their independence as required by the applicable requirements of the PCAOB and has discussed with the independent registered public accounting firm their independence.

Based on the reviews and discussions referred to above, the audit committee recommended to the board of directors that the audited consolidated financial statements of Markforged be included in Markforged’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021, that was filed with the SEC. The information contained in this report shall not be deemed to be (1) “soliciting material,” (2) “filed” with the SEC, (3) subject to Regulations 14A or 14C of the Exchange Act, or (4) subject to the liabilities of Section 18 of the Exchange Act. This report shall not be deemed incorporated by reference into any of our other filings under the Exchange Act or the Securities Act, except to the extent that we specifically incorporate it by reference into such filing.

THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS OF MARKFORGED HOLDING CORPORATION

Paul Milbury, Chairman
Edward Anderson
April 29, 2022	Michael Medici

HOUSEHOLDING

Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of our documents, including the annual report to stockholders and proxy statement, may have been sent to multiple stockholders in your household. We will promptly deliver a separate copy of either document to you upon written or oral request to Markforged Holding Corporation, 480 Pleasant Street, Watertown, Massachusetts 02472, Attention: Corporate Secretary, telephone: (866) 496-1805. If you want to receive separate copies of the proxy statement or annual report to stockholders in the future, or if you are receiving multiple copies and would like to receive only one copy per household, you should contact your bank, broker or other nominee record holder, or you may contact us at the above address and phone number.

STOCKHOLDER PROPOSALS

Stockholder Recommendations for Director Nominations

Our bylaws provide that, for nominations of persons for election to our board of directors or other proposals to be considered at an annual meeting of our stockholders, a stockholder must give written notice to Markforged Holding Corporation, 480 Pleasant Street, Watertown, Massachusetts 02472, Attention: Corporate Secretary, not later than the close of business 90 days, nor earlier than the close of business 120 days, prior to the first anniversary of the date of the preceding year’s annual meeting. However, our bylaws also provide that in the event the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, notice must be delivered not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made. Any nomination must include all information relating to the nominee that is required to be disclosed in solicitations of proxies for election of directors in election contests or is otherwise required under Regulation 14A of the Exchange Act, the person’s written consent to be named in the proxy statement and to serve as a director if elected and such information as we might reasonably require to determine the eligibility of the person to serve as a director. As to other business, the notice must include a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting, and any material interest of such stockholder (and the beneficial owner) in the proposal. The proposal must be a proper subject for stockholder action. In addition, to make a nomination or proposal, the stockholder must be of record at the time the notice is made and must provide certain information regarding itself (and the beneficial owner), including the name and address, as they appear on our books, of the stockholder proposing such business, the number of shares of our capital stock which are, directly or indirectly, owned beneficially or of record by the stockholder proposing such business or its affiliates or associates (as defined in Rule 12b-2 promulgated under the Exchange Act) and certain additional information.

The advance notice requirements for the Annual Meeting are as follows: a stockholder’s notice shall be timely if delivered to our Secretary prior to the meeting at which the action is to be taken. Generally, to be timely, notice must be received at our principal executive offices not less than 90 days nor more than 120 days prior to the first anniversary of the date of the annual meeting for the preceding year. Our bylaws specify the requirements as to form and content of all stockholders’ notices. These requirements may preclude stockholders from bringing matters before the stockholders at an annual or special meeting.

Requirements for Stockholder Proposals to be Considered for Inclusion in the Company’s Proxy Materials

In addition to the requirements stated above, any stockholder who wishes to submit a proposal for inclusion in our proxy materials must comply with Rule 14a-8 promulgated under the Exchange Act. For such proposals to be included in our proxy materials relating to our 2023 annual meeting of stockholders, all applicable requirements of Rule 14a-8 must be satisfied and we must receive such proposals no later than February 21, 2023. Such proposals must be delivered to Markforged Holding Corporation, 480 Pleasant Street, Watertown, Massachusetts 02472, Attention: Corporate Secretary.

OTHER MATTERS

Our board of directors does not know of any other matters to be brought before the Annual Meeting. If any other matters not mentioned in this proxy statement are properly brought before the meeting, the individuals named in the enclosed proxy intend to use their discretionary voting authority under the proxy to vote the proxy in accordance with their best judgment on those matters.

MARKFORGED HOLDING CORPORATION 480 PLEASANT STREET WATERTOWN, MA 02472 VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting - Go to www.virtualshareholdermeeting.com/MKFG2022 You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: D83230-P71051 KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY MARKFORGED HOLDING CORPORATION For Withhold For All To withhold authority to vote for any individual All All Except nominee(s), mark “For All Except” and write the The Board of Directors recommends you vote FOR the number(s) of the nominee(s) on the line below. following: 1. To elect three Class I directors to serve for a three-year ! ! ! term ending at the 2025 Annual Meeting of Stockholders. Nominees: 01) Edward Anderson 02) Michael Medici 03) Antonio Rodriguez The Board of Directors recommends you vote FOR the following proposal: For Against Abstain 2. To ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending ! ! ! December 31, 2022. NOTE: Such other business as may properly come before the meeting or any adjournment thereof. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Annual Report, Notice & Proxy Statement are available at www.proxyvote.com. D83231-P71051 Markforged Holding Corporation Annual Meeting of the Stockholders June 21, 2022, 9:00 AM EDT This proxy is solicited by the Board of Directors. The stockholder(s) hereby appoint(s) Shai Terem, Mark Schwartz and Stephen Karp, or any of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote as designated on the reverse side of this ballot, all of the shares of Common Stock of MARKFORGED HOLDING CORPORATION that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held in a virtual format only at 9:00 AM EDT on June 21, 2022, and any adjournment or postponement thereof. All properly submitted proxies will be voted in accordance with the instructions contained in those proxies. If no instructions are specified, the proxies will be voted in accordance with the recommendation of our Board of Directors with respect to each of the matters set forth in the accompanying Notice of Meeting. Continued and to be signed on reverse side